EXHIBIT 99.1

PRESS RELEASE

FOR IMMEDIATE RELEASE

Contact: Cary Grossman
Chairman
Chief Executive Officer
(713) 827-2104
cgrossman@cmgrossman.com

Coastal Bancshares Acquisition Corp.

Announces Filing of Preliminary Proxy Statement

Houston, TX, May 3, 2006 – Coastal Bancshares Acquisition Corp. (OTCBB: CBAS) (“Coastal” or the “Company”), a public company organized to complete a business combination with a commercial bank or bank holding company, announced today that it has filed a preliminary proxy statement with the U.S. Securities and Exchange Commission providing notification of matters to be brought to vote at a special meeting of the Company’s shareholders. The preliminary proxy statement, which is subject to review and comment by the Securities and Exchange Commission, concerns its proposed acquisition of Intercontinental Bank Shares Corporation and related matters. A date for the special meeting and the record date will be set promptly after the proxy statement is cleared by the Securities and Exchange Commission for mailing to all stockholders.

Coastal stockholders can obtain a free copy of the preliminary proxy statement, as well as other filings containing information about Coastal, without charge, at the Securities and Exchange Commission’s internet site (http://www.sec.gov). In addition, investors and security holders may obtain free copies of the documents filed with the Securities and Exchange Commission by Coastal by directing a request to Coastal Bancshares Acquisition Corp., 9821 Katy Freeway, Suite 500, Houston, TX 77024.

This release includes forward-looking statements made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995 that involve risks and uncertainties. Forward looking statements are statements that are not historical facts. Such forward-looking statements, based upon the current beliefs and expectations of Coastal's and Intercontinental's management, are subject to risks and uncertainties, which could cause actual results to differ from the forward looking statements.

The following factors, among others, could cause actual results to differ from those set forth in the forward-looking statements: difficulties encountered in integrating merged businesses; uncertainties as to the timing of the merger; approval of the transactions by the stockholders of the companies; the number and percentage of Coastal stockholders voting against the merger; the satisfaction of closing conditions to the transaction, including the receipt of regulatory approvals, if any, whether certain market segments grow as anticipated; the competitive environment in the banking industry and competitive responses to the proposed merger, as well as other relevant risks detailed in Coastal's filings with the Securities and Exchange Commission. The information set forth herein should be read in light of such risks. Neither Coastal nor Intercontinental assumes any obligation to update the information contained in this press release.

Not a Proxy Statement

This press release is not a proxy statement or a solicitation of proxies from the holders of common stock of Coastal and does not constitute an offer of any securities of Coastal for sale. Any solicitation of proxies will be made only by the proxy statement of Coastal that will be mailed to all stockholders promptly after it is cleared by the Securities and Exchange Commission. Investors and security holders of Coastal are urged to read the proxy statement and the relevant materials when they become available, because they will contain important information about Coastal and Intercontinental.

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